Exhibit 99.1



For Immediate Release                                           FORGENT NETWORKS
Press contact:  Nelson Duffle                  Investor contact:  Michael Noonan
512.437.2532                                   512.437.2476
nelson_duffle@forgent.com                      michael_noonan@forgent.com

          Forgent Announces Results for the 2004 Fiscal Second Quarter


AUSTIN, Texas, Mar. 9, 2004-- Forgent(TM) Networks (Nasdaq: FORG) today announced the results of the 2004 fiscal second quarter ending January 31, 2004. Revenues increased by approximately 71% to $6.6 million for the 2004 fiscal second quarter, compared to $3.9 million for the 2004 fiscal first quarter, due to improved intellectual property revenues.

"Forgent's intellectual property program was successful during the quarter and the company continues to seek additional opportunities in licensing its `672 patent. The performance for ALLIANCE(TM), however, was below our expectations. As a result, we made the decision to rapidly implement a leaner cost structure, as well as simplify and streamline the product development and sales process for ALLIANCE(TM)," said Richard Snyder, chairman and CEO of Forgent. "We repositioned ALLIANCE(TM) because we are seeing a positive response to our
Network Simplicity product line, which is driven largely by a lower cost, telephone and web-based sales strategy. We are focusing on small and medium-sized businesses, as well as departments and divisions of larger enterprises, where we see the best immediate prospects."

Fiscal Second Quarter Results
The results of the 2004 fiscal second quarter as well as the future outlook for the enterprise software business were less than anticipated and consequently, Forgent was required to take an $11.8 million impairment charge primarily related to certain software assets. The asset impairment charge is broken out as follows:

o A charge of $4.8 million was recorded in cost of goods sold for an impairment of capitalized software development related to ALLIANCE(TM) and certain pre-paid expenses
o A charge of $7.0 million was recorded in operating expense as an impairment of goodwill, certain leases and other assets

As a result of these impairments, gross margins were ($1.9) million for the fiscal second quarter of 2004 compared to $1.6 million for the 2004 fiscal first quarter. Operating expenses increased to approximately $11.5 million, primarily due to the impairments. Including the effects of the charge, which was largely non-cash, the net loss was $13.5 million or $0.55 per share for the second fiscal quarter of 2004, compared to a net loss of $2.5 million or $0.10 per share the first fiscal quarter of 2004. Cash, cash equivalents and short-term investments declined at the end of the second quarter compared to the first fiscal quarter of 2004 to approximately $25 million.

Intellectual Property
The intellectual property program revenues increased by approximately 104% to $5.8 million for the fiscal second quarter of 2004 compared to $2.9 million for the first quarter of fiscal 2004. Since the intellectual property program was initiated, Forgent has garnered over $88 million in license revenue. The `672 patent program has a wide field of use including licensing opportunities with any digital still image device used to compress, store, manipulate, print or transmit digital still images. Forgent has noticed companies in such diverse geographies as Asia, Europe and North America. The company believes that through these efforts it will have additional licensing revenue in subsequent quarters, although we cannot predict the timing and amounts.

Software
Software revenues were $0.8 million for the second quarter of fiscal 2004 compared to $1.0 million for the first quarter of fiscal 2004. Forgent has realigned its software sales strategy to a more cost efficient distribution model that streamlines the purchase process and simplifies the overall sale. Our offerings include Network Simplicity's Meeting Room Manager, which provides room scheduling, and ALLIANCE(TM), which provides unified scheduling of all meeting logistics using the corporate calendaring platforms of Lotus Notes and Microsoft Outlook.

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Other Items
The company reported income from discontinued operations of $563,000 or $0.02 per share for the 2004 fiscal second quarter resulting from the settlement of funds held for purchase price adjustments related to the sale of the videoconferencing hardware services business.

Conference Call and Webcast
Forgent has scheduled a conference call with the investment community for Tue, Mar. 9, 2004, at 10:00 a.m. CT (11:00 a.m. ET) to discuss the quarter and outlook.

To participate, dial 800-884-5695 ten minutes before the conference call begins, ask for the Forgent event, and use a pass code of 86536175. International callers should dial 617-786-2960 and use a pass code of 86536175. Investors, analysts, media and the general public will also have the opportunity to listen to the conference call over the Internet by visiting the investor relations page of Forgent's web site at www.forgent.com. To listen to the live call, please visit the web site at least fifteen minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call on the investor relations page of our web site at www.forgent.com.

About Forgent
Forgent(TM) Networks provides a spectrum of scheduling software that enables organizations to streamline the planning and execution of their meetings. Forgent's offerings include Network Simplicity's Meeting Room Manager, which provides web-based room scheduling capabilities and ALLIANCE, which provides unified scheduling of all meeting logistics through corporate calendaring platforms Microsoft Outlook and Lotus Notes. For additional information visit www.forgent.com.

Safe Harbor
This release may include projections and other forward-looking statements that involve a number of risks and uncertainties and as such, actual results in future periods may differ materially from those currently expected or desired. Some of the factors that could cause actual results to differ materially include changes in the general economy and the technology industry, rapid changes in technology, sales cycle and product implementations, risks associated with transitioning to a new business model and the subsequent limited operating history, the possibility of new entrants into the scheduling software market, the possibility that the market for the sale of certain software and services may not develop as expected, that development of these software and services may not proceed as planned, risks associated with the company's license program, including risks of litigation involving intellectual property, patents and trademarks, merger activities and acquisition integration. Additional discussion of these and other risk factors affecting the company's business and prospects is contained in the company's periodic filings with the SEC.


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

                                                        FORGENT NETWORKS, INC.
                                                      CONSOLIDATED BALANCE SHEETS
                                             (Amounts in thousands, except per share data)

                                                                             JANUARY 31,            JULY 31,
                                                                                 2004                 2003
                                                                          -------------------    ----------------
                                                                              (UNAUDITED)

                                 ASSETS
Current Assets:
     Cash and equivalents, including restricted cash of $650 and $730
           At January 31, 2004 and July 31, 2003, respectively            $      18,497          $    21,201
     Short-term investments                                                       6,403                3,845
     Accounts receivable, net of allowance for doubtful accounts of
        $125 and $0 at January 31, 2004 and July 31, 2003                         1,720                9,457
     Notes receivable, net of reserve of $780 and $639 at January 31,
        2004 and July 31, 2003                                                       77                   74
     Prepaid expenses and other current assets                                      451                  415
                                                                          -------------------    ----------------
        Total Current Assets                                                     27,148               34,992

Property and equipment, net                                                       3,406                2,158
Intangible assets, net                                                              358                5,042
Capitalized software, net                                                            --                4,827
Other assets                                                                        265                  230
                                                                          -------------------    ----------------
                                                                          $      31,177          $    47,249
                                                                          ===================    ================
                  LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
     Accounts payable                                                     $       1,987          $     3,178
     Accrued compensation and benefits                                              360                  683
     Other accrued liabilities                                                    1,392                1,661
     Notes payable, current position                                                362                  323
     Deferred revenue                                                               538                  281
                                                                          -------------------    ----------------
        Total Current Liabilities                                                 4,639                6,126

Long-Term Liabilities:
         Deferred revenue                                                            56                   59
      Other long-term obligations                                                 2,673                1,810
                                                                          -------------------    ----------------
        Total Long-Term Liabilities                                               2,729                1,869

Stockholders' equity:
     Preferred stock, $.01 par value; 10,000 Authorized;
         none issued or outstanding                                                  --                   --
     Common stock, $.01 par value; 40,000 authorized; 26,383 and
       26,172 shares issued; 24,662 and 24,588 shares outstanding at
       January 31, 2004 and July 31, 2003, respectively                             263                  261
     Treasury stock, 1,721 and 1,584 issued at January 31, 2004 and
       July 31, 2003, respectively                                              (4,685)              (4,231)
     Additional paid-in capital                                                 264,346              263,875
     Accumulated deficit                                                      (236,017)            (219,991)
     Unearned compensation                                                        (102)                 (28)
     Accumulated other comprehensive income                                           4                (632)
                                                                          -------------------    ----------------
       Total Stockholders' Equity                                                23,809               39,254
                                                                          -------------------    ----------------
                                                                          $      31,177          $    47,249
                                                                          ===================    ================



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


                                                        FORGENT NETWORKS, INC.
                                                 CONSOLIDATED STATEMENTS OF OPERATIONS
                                             (Amounts in thousands, except per share data)

                                                                   FOR THE                               FOR THE
                                                              THREE MONTHS ENDED                    SIX MONTHS ENDED
                                                                 JANUARY 31,                           JANUARY 31,
                                                            2004              2003               2004               2003
                                                       ---------------    --------------    ----------------    --------------
                                                                 (UNAUDITED)                            (UNAUDITED)

REVENUES:
     Software and professional services                   $       793      $      1,031        $      1,792        $    2,245
     Intellectual property licensing                            5,820             7,255               8,670            13,468
     Other                                                         --                88                  22               469
                                                       ---------------    --------------    ----------------    --------------
        Total revenues                                          6,613             8,374              10,484            16,182

COST OF SALES:
     Software and professional services                         5,600               740               6,450             1,473
     Intellectual property licensing                            2,910             3,628               4,335             6,734
     Other                                                         --                37                  24               420
                                                       ---------------    --------------    ----------------    --------------
        Total cost of sales                                     8,510             4,405              10,809             8,627

GROSS MARGIN                                                   (1,897)            3,969                (325)            7,555

OPERATING EXPENSE:
     Selling, general and administrative                        3,384             2,524               6,417             5,567
     Research and development                                   1,149               711               2,233             1,883
     Amortization of intangible assets                             12                                    17
     Impairment of assets                                       6,989                --               6,989              (499)
                                                       ---------------    --------------    ----------------    --------------
        Total operating expenses                               11,534             3,235              15,656             6,951

(LOSS) INCOME FROM OPERATIONS                                 (13,431)              734             (15,981)              604

OTHER (EXPENSES) INCOME:
     Interest income                                               54                28                 115                86
     Foreign currency translation                                (633)                --               (633)                --
     Interest expense and other                                   (56)              (37)               (100)              (38)
                                                       ---------------    --------------    ----------------    --------------
        Total other (expenses) income                            (635)               (9)               (618)                48

(LOSS) INCOME FROM CONTINUING
    OPERATIONS, BEFORE INCOME TAXES                           (14,066)              725             (16,599)               652
     Provision for income taxes                                    --               (11)                 --                (10)
                                                       ---------------    --------------    ----------------    --------------
(LOSS) INCOME FROM CONTINUING OPERATIONS                      (14,066)              714             (16,599)               642

     Income from discontinued operations, net of                   --               601                  --              1,598
income taxes
     Income on disposal, net of income taxes                     563                 --                 573                --
                                                       ---------------    --------------    ----------------    --------------
INCOME FROM DISCONTINUED
     OPERATIONS, NET OF INCOME TAXES                             563                601                 573              1,598
                                                       ---------------    --------------    ----------------    --------------
NET (LOSS) INCOME                                         $  (13,503)      $      1,315        $    (16,026)       $     2,240
                                                       ===============    ==============    ================    ==============

BASIC AND DILUTED (LOSS) INCOME PER SHARE:
     (Loss) income from continuing operations             $    (0.57)      $       0.03        $      (0.67)       $      0.03
                                                       ===============    ==============    ================    ==============
     Income from discontinued operations                  $     0.02       $       0.02        $       0.02        $      0.06
                                                       ===============    ==============    ================    ==============
     Net (loss) income                                    $    (0.55)      $       0.05        $      (0.65)       $      0.09
                                                       ===============    ==============    ================    ==============
WEIGHTED AVERAGE SHARES OUTSTANDING:
     Basic                                                    24,639             24,638              24,619             24,725
     Diluted                                                  24,639             25,030              24,619             25,272


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